Megola Announces Successful Proxy Voting Results;
Looks Forward with Confidence to Meeting its Objectives and Increasing Shareholder Value

CORUNNA, ON--(MARKET WIRE)--September 26, 2006 -- Megola Inc. (OTC BB:MGOA.OB -
News) announced that it has completed the tally of its shareholder vote and is pleased to have surpassed the requisite minimum response rate of 51% of shares voted.

Shareholders of record as of September 1, 2006, were given the opportunity to vote on the following:

1. Increase the authorized shares of the company's common stock to 200,000,000:

         Results: 95.5% in favour

2. Appointment of Malone & Bailey , P.C as independent auditors of the company:

         Results: 99.5% in favour

3. Election of Board of Directors:

         Results:
         99.0% in favour - Joel Gardner
         98.5% in favour - Daniel Gardner
         98.4% in favour - Sufan Siauw
         98.7% in favour - Willard Brown
         98.7% in favour - T.A. (Terry) McGill

"With this favourable response from our shareholders we are excited that Megola is now in a position to strengthen our management team, continue to acquire and develop new technology, and aggressively promote our products to the global market," states Joel Gardner, CEO of Megola Inc.

For more information about Megola Inc., please visit the corporate website (http://www.megola.com).

The matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These risks are detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission including the company's Annual Report, Quarterly Reports, and other periodic filings. These forward-looking statements speak only as of the date hereof. The company disclaims any intent or obligation to update these forward-looking statements.


Contact:
        Contact:
        Daniel Gardner
        888-558-6389
        IRinfo@megola.com